Exhibit 99.1

Gladstone Capital Reports Fiscal Year End Results for September 30, 2004:
Net Increase in Stockholders' Equity Resulting from Operations was $10,570,290, or $1.02 Per Diluted Common Share. Net Investment
Income was $13,292,775, or $1.29 Per Diluted Common Share

    MCLEAN, Va., Dec. 14 /PRNewswire-FirstCall/ -- Gladstone Capital Corp. (Nasdaq: GLAD) (the "Company") announced earnings for the fiscal year ended September 30, 2004 today. Net Increase in Stockholders' Equity Resulting from Operations was $10,570,290, or $1.02 per diluted common share for the fiscal year ended September 30, 2004, a decrease from $11,073,581, or $1.09 per diluted common share for the fiscal year ended September 30, 2003.
    Net Increase in Stockholders' Equity Resulting from Operations for the three months ended September 30, 2004 was $750,740, or $0.07 per diluted common share compared to $2,628,513, or $0.26 per diluted common share for the three months ended September 30, 2003. Total assets were $215,333,727 at September 30, 2004, an increase of $767,064 from $214,566,663 at September 30, 2003.
    Net Investment Income for the fiscal year ended September 30, 2004 was $13,292,775, or $1.29 per diluted common share, compared to the fiscal year ended September 30, 2003 of $11,295,921, or $1.11 per diluted common share. This shows an 18% increase over the prior year.
    Net Investment Income for the three months ended September 30, 2004 was $2,501,950, or $0.24 per diluted common share, compared to the three months ended September 30, 2003 of $2,848,440, or $0.28 per diluted common share.
    The Company wrote off in the fourth quarter of 2004 loan fees of $1,021,762 that it was amortizing over five years. These fees were charged by CIBC when CIBC set up a credit line for the Company. Since CIBC was leaving the lending business related to securitization and since the Company had established a new line of credit, it was necessary to write off the fees. This should be a one-time-event, but it lowered earnings for the fourth quarter 2004.
    At September 30, 2004, the Company had investments in debt securities (loans to or syndicated participations) in sixteen private companies having a cost basis of $149.2 million and a fair value of $146.4 million. As previously reported, several portfolio companies repaid their outstanding loan balances earlier than the scheduled maturity dates. During the fiscal year ended September 30, 2004, five loans repaid ahead of maturity date for an aggregate return of capital of approximately $36.5 million.
    In addition, the Company's cash balance was increased because in September 2004 the Company had a small secondary offering of common stock which provided net proceeds of approximately $24.4 million for the issuance of 1,150,000 new shares of stock.
    Subsequent to September 30, 2004, two loans repaid ahead of maturity date and one loan was sold for an aggregate return of capital of approximately $25.2 million. In the fourth quarter the Company made a loan of $4.0 million to Allied Extruders, Inc. In November 2004, the Company purchased a $9.0 million loan in Tech Lighting Inc., and an $8.0 million loan in Valor Telecommunications, Inc. The Company recently made loans to Global Materials Technology, Inc. for $5.5 million and to Santana Products, Inc. for $7.95 million.
    "The fiscal year ending September 2005 is underway and our Company is already in full swing building the portfolio. The economy is stronger and showing signs of continual improvement. Our goal remains the same: to increase the dividends for our shareholders for 2005," said a spokesperson for the Company.
    The financial statements below are without footnotes. We have filed a Form 10-K for the fiscal year ended September 30, 2004 with the Securities and Exchange Commission (the "SEC") and that form can be retrieved from the SEC website at http://www.SEC.gov or from the Company's web site at http://www.GladstoneCapital.com. A paper copy can be obtained by writing to us at 1616 Anderson Road, McLean, VA 22102.
    The Company will hold a conference call Wednesday, December 15, 2004, at 1:00 pm EST. Please call 866-818-1223 and use the ID code 615328 to enter the conference. An operator will monitor the call and set a queue for the questions. The replay number will be available for approximately 30 days. To hear the replay, please dial 888-266-2081 and use the ID code 615328 to listen to the call.
    For further information contact Harry Brill, CFO or Skye Breeden, Director of Shareholders Relations at 703-286-7000.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "should," "believes," "feel," "expects," "projects," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K for the Fiscal Year Ended September 30, 2004, as filed with the Securities and Exchange Commission on December 14, 2004. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    GLADSTONE CAPITAL CORPORATION
    CONSOLIDATED BALANCE SHEETS

                                                 September 30,   September 30,
                                                     2004            2003

    ASSETS
    Investments at fair value (Cost
     9/30/2004: $149,189,306; 9/30/2003:
     $109,529,893)                              $146,446,240     $109,307,553
    Cash and cash equivalents                     15,969,890       21,143,972
    Cash and cash equivalents pledged to
     creditors                                    49,984,950       80,022,249
    Interest receivable - investments in
     debt securities                                 837,336        1,041,943
    Interest receivable - cash and cash
     equivalents                                           -              955
    Interest receivable - officers                   112,960          108,657
    Due from custodian                             1,203,079        1,207,000
    Due from affiliate                               109,639           42,131
    Deferred financing fees                          350,737        1,086,864
    Prepaid assets                                   191,676          392,951
    Other assets                                     127,220          212,388

    TOTAL ASSETS                                $215,333,727     $214,566,663

    LIABILITIES AND STOCKHOLDERS' EQUITY

    LIABILITIES
    Accounts payable                                $105,921          $23,247
    Dividends payable                                      -        3,327,009
    Borrowings under lines of credit              40,743,547                -
    Accrued expenses and deferred
     liabilities                                     911,607        1,965,025
    Repurchase agreement                          21,345,997       78,449,000

    Total Liabilities                            $63,107,072      $83,764,281

    STOCKHOLDERS' EQUITY
    Common stock, $0.001 par value,
     50,000,000 shares authorized and
     11,278,510 and 10,081,844 shares
     issued and outstanding, respectively            $11,279          $10,082
    Capital in excess of par value               164,294,781      140,416,674
    Notes receivable - officers                   (9,432,678)      (8,985,940)
    Net unrealized depreciation on
     investments                                  (2,743,066)        (222,340)

    Unrealized depreciation on derivative           (214,259)               -
    Distributions less than (in excess of) net
     investment income                               310,598         (416,094)

    Total Stockholders' Equity                   152,226,655      130,802,382

    TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                                      $215,333,727     $214,566,663

    SCHEDULE OF INVESTMENTS AS OF SEPTEMBER 30, 2004

     Company(1) Industry Investment(2) Cost Fair Value

    A and G, Inc. Activewear   Senior Term Debt(3)(6) $12,250,000  $12,250,000
    (d/b/a         products     (11.0%, Due 6/2008)
    Alstyle)

    Allied       Polyethylene  Senior Term Debt(3)      4,000,000    4,000,000
    Extruders,   film           (12.3%, Due 7/2009)
    Inc.         manufacturer

    America's    Household     Senior Term Debt        12,000,000   12,840,000
    Water Heater appliances    (4)(6)(8)
    Rentals      rental         (12.5%, Due 2/2009)

    ARI          Manufacturing Senior Term Debt(6)      1,190,141    1,188,653
    Holdings,    auto parts     (9.75%, Due 6/2008)
    Inc.                       Senior Subordinated      3,657,164    3,634,306
                                 Term Debt(5)(6)
                                (11%, PIK 4%, Due
                                    12/2008)

    Bear Creek   Premium       Senior Subordinated      6,000,000    6,090,000
    Corporation  horticultural  Term Debt(7)
                 food products  and(9.1%, Due
                                6/2010)

    Benetech,    Dust manage-  Senior Term Debt(6)      3,168,750    3,160,828
    Inc.         ment systems   (8.5%, Due 5/2009)
                 for the coal  Senior Term Debt(3)(6)   3,250,000    3,241,875
                 and electric   (11.5%, Due 5/2009)
                 utility
                 industries

    Burt's Bees, Personal &    Senior Term Debt(7)        975,000      987,188
    Inc.         household      (5.4%, Due 11/2009)
                 products

    Coyne        Industrial    Senior Term Debt(3)     15,700,625   15,308,110
    Inter-       services       (5)(6)
    national                   (13.0%, PIK 2%,
    Enterprises                 Due 7/2007)

    Finn         Manufacturing Senior Subordinated     10,500,000    7,612,500
    Corporation  landscape      Term Debt(6)
                 equipment     (13.0%, Due 2/2006)

                               Common Stock Warrants       37,000      474,984

    Gammill,     Designer and  Senior Term Debt(6)      4,708,013    4,731,553
    Inc.         assembler of  (9.5%, Due 12/2008)
                 quilting      Senior Term Debt(3)(6)   4,750,000    4,767,813
                 machines and  (12.0%, Due 12/2008)
                 accessories

    Inca Metal   Material      Senior Term Debt(3)(6)   2,387,548    2,136,855
    Products     handling      (4.6%, Due 9/2006)
    Corporation  and storage
    Kingway      products
    Acquisition,
    Inc.
    Clymer
    Acquisition,
    Inc.

    Maidenform,  Intimate      Senior Subordinated     10,003,571   10,175,000
    Inc.         apparel        Term Debt(7)
                               (9.4%, Due 5/2011)

    Marcal       Manufacturing Senior Subordinated      6,800,000    6,188,000
    Paper        paper          Term Debt(6)
    Mills, Inc.  products       (13.0%, Due 12/2006)
                               First Mortgage Loan(5)   9,254,715    9,254,715
                               (16%, Due 12/2006)

    MedAssets,   Pharma-       Senior Term Debt(7)      1,815,497    1,806,887
    Inc.         ceuticals      (5.9%,  Due 3/2007)
                 and           Senior Subordinated      6,503,282    6,500,000
                 healthcare     Term Debt(7)
                 GPO            (11.2%, Due 3/2008)

    Mistras      Nonde-        Senior Term Debt(3)(6)   9,833,333    9,759,583
    Holdings     structive      (10.5%, Due 8/2008)
    Corp.        testing       Senior Term Debt(3)(6)   4,916,667    4,867,500
                 instruments,   (12.5%, Due 8/2008)
                 systems       Senior Term Debt(3)(6)   1,000,000    1,000,000
                 and            (13.5%, Due 8/2008)
                 services

    Woven        Custom        Senior Term Debt(3)(6)   2,488,000    2,484,890
    Electronics  electrical     (6.5%, Due 3/2009)
    Corporation  cable         Senior Term Debt(4)(6)  12,000,000   11,985,000
                 assemblies     (11.5%, Due 3/2009)

    Total:                                           $149,189,306 $146,446,240

    (1) We do not "Control," and are not an "Affiliate" of, any of our portfolio companies, each as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In general, under the 1940 Act, we would "Control" a portfolio company if we owned 25% or more of its voting securities and would be an "Affiliate" of a portfolio company if we owned 5% or more of its voting securities.

    (2) Percentage represents interest rates in effect at September 30, 2004 and due date represents the contractual maturity date.

    (3) Last Out Tranche of senior debt, meaning if the company is liquidated then the holder of the Last Out Tranche is paid after the senior debt.

    (4) Last Out Tranche of senior debt, meaning if the company is liquidated then the holder of the Last Out Tranche is paid after the senior debt, however the debt is junior to another Last Out Tranche.

    (5) Has some paid in kind (PIK) interest. Refer to Note 2 "Summary of Significant Accounting Policies" of Form 10-K for the fiscal year ended September 30, 2004.

    (6) Fair value was based on valuation prepared and provided by Standard & Poor's Loan Evaluation Services.

    (7) Marketable securities are valued based on the bid price, as of September 30, 2004, from the respective originating syndication agent's trading desk.

    (8) Includes a success fee with a fair value of $660,000 and no cost basis.

    SCHEDULE OF INVESTMENTS AS OF SEPTEMBER 30, 2003

      Company (1)     Industry       Investment (2)       Cost      Fair Value

    America's Water   Household      Senior Term Debt  12,000,000   12,000,000
     Heater Rentals    appliances     (3)(5)
                       rental        (12.5%, Due 2/2009)

    ARI Holdings,     Manufacturing  Second Lien Term   1,500,000    1,500,000
     Inc.              - auto parts   Debt (3)
                                     (5.1%, Due 6/2008)
                                     Senior Term Debt   3,511,667    3,511,667
                                      (3)(4) (8.0%, PIK 4%,
                                      Due 12/2008)

    Coyne             Industrial     Senior Term Debt  15,421,740   15,306,077
     International     services       (3)(4)(5)
     Enterprises                     (13.0%, PIK 2%,
                                      Due 7/2007)

    Finn              Manufacturing  Senior            10,500,000   10,421,250
     Corporation       - landscape    Subordinated
                             equipment Term Debt (6)
                                     (13.0%, Due 2/2006)
                                     Common Stock          37,000      431,111
                                      Warrants

    Fugate and        Aggregator &   Senior Term Debt   3,412,500    3,412,500
     Associates,       Reseller -     (5)
     Inc. (d/b/a       Printer       (12.0%, Due 4/2007)
     ERS Imaging)      Cartridges,   Senior Term Debt
                       etc.           (5)               1,833,333    1,833,333
                                     (9.0%, Due 4/2007)

    Home Care         Medical        Senior Term Debt  18,000,000   18,428,400
     Supply, Inc.      equipment      (3)(5)(6)
                           rental (12.0%, Due 10/2008)

    Inca Metal        Material       Senior Term Debt   5,775,000    4,995,375
     Products          handling and   (3)(5)
     Corporation       storage       (12.5%, Due 9/2007)
    Kingway            products
     Acquisition, Inc.
    Clymer
     Acquisition, Inc.

    Kozy Schack       Food           Senior Term Debt     900,000      909,000
     Enterprises,      production     (3)(5)
     Inc.              and sales     (18.0%, Due 5/2006)

    Marcal Paper      Manufacturing  Senior Term Debt   6,975,000    6,922,687
     Mills, Inc.       - paper        (3)(5)
                          products (13.0%, Due 12/2006)
                                     First Mortgage     9,163,653    9,163,653
                                      Debt (4)
                                     (16.0%, PIK 1%,
                                      Due 12/2006)

    Mistras Holdings  Nondestructive Senior Term Debt  10,000,000   10,000,000
     Corp.             testing        (3)
                        instruments, (10.5%, Due 8/2008)
                       systems       Senior Term Debt   5,000,000    5,000,000
                       and services   (3)
                                     (12.5%, Due 8/2008)

    Wingstop          Restaurant -   Senior Term Debt   3,500,000    3,482,500
     Restaurants       fast food      (5)
     International,                  (12.5%, Due 1/2008)
     Inc.                            Senior Debt (5)    2,000,000    1,990,000
                                     (8.5%, Due 1/2008)

    Total:                                           $109,529,893 $109,307,553

    (1) We do not "Control," and are not an "Affiliate" of, any of our portfolio companies, each as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In general, under the 1940 Act, we would "Control" a portfolio company if we owned 25% or more of its voting securities and would be an "Affiliate" of a portfolio company if we owned 5% or more of its voting securities.

    (2) Percentage represents interest rates in effect at September 30, 2003 and due date represents the contractual maturity date.

    (3) Last Out Tranche of senior debt, meaning if the company is liquidated then the holder of the Last Out Tranche is paid after the senior debt.

    (4) Has some paid in kind (PIK) interest. Refer to Note 2 "Summary of Significant Accounting Policies" of Form 10-K for the fiscal year ended September 30, 2004.

    (5) Fair value was based on valuation prepared and provided by Standard & Poor's Loan Evaluation Services.

    (6) Includes a success fee with a fair value of $473,400 and no cost basis.

    CONSOLIDATED STATEMENT OF OPERATIONS
                                                   Year Ended September 30,
                                                      2004           2003
    INVESTMENT INCOME
        Interest income - investments             $18,176,617    $13,248,415
        Interest income - cash and cash
         equivalents                                   84,273        466,316
        Interest income - notes
         receivable from officers                     443,658        437,737
        Managerial assistance fees                  1,118,106        885,500
        Other income                                  573,314        116,906
              Total investment income              20,395,968     15,154,874

    EXPENSES
        Salaries and benefits                       2,554,490      2,018,004
        Rent                                          139,399        209,864
        Professional fees                             579,599        409,826
        Directors fees                                112,210         73,647
        Insurance                                     258,358        275,511
        Stockholder related costs                     140,090        143,273
        Financing fees                              1,373,415        222,038
        Interest                                      741,621              -
        Loan servicing                                501,670              -
        General and administrative                    702,341        506,790
              Total expenses                        7,103,193      3,858,953

    NET INVESTMENT INCOME                          13,292,775     11,295,921

    REALIZED AND UNREALIZED GAIN (LOSS) ON
     INVESTMENTS:

        Realized gain on sale of investment            12,500              -
        Unrealized depreciation on derivative        (214,259)             -
        Net unrealized depreciation on
         investments                               (2,520,726)      (222,340)
              Net loss on investments              (2,722,485)      (222,340)

    NET INCREASE IN STOCKHOLDERS' EQUITY
     RESULTING FROM OPERATIONS                   $ 10,570,290   $ 11,073,581

    NET INCREASE IN STOCKHOLDERS' EQUITY
     RESULTING FROM OPERATIONS PER COMMON
     SHARE:
              Basic                              $       1.05   $       1.10
              Diluted                            $       1.02   $       1.09

    WEIGHTED AVERAGE SHARES OF COMMON
     STOCK OUTSTANDING:
              Basic                                10,101,341     10,072,677
              Diluted                              10,344,388     10,188,488

    CONSOLIDATED STATEMENT OF OPERATIONS
    (Unaudited)                                          Three Months Ended
                                                         September 30,
                                                     2004             2003
    INVESTMENT INCOME
        Interest income - investments           $ 5,057,965      $ 3,360,506
        Interest income - cash and
         cash equivalents                             3,050           75,739
        Interest income - notes
         receivable from officers                   112,960          108,659
        Managerial assistance fees                  107,500          402,500
        Other income                                 68,814           53,001
              Total investment income             5,350,289        4,000,405

    EXPENSES
        Salaries and benefits                       490,941          613,002
        Rent                                         32,802           45,820
        Professional fees                           119,007          107,348
        Directors fees                               27,000           19,000
        Insurance                                    57,704           58,787
        Stockholder related costs                     9,467           19,614
        Financing fees                            1,122,118          159,683
        Interest                                    340,385                -
        Loan servicing                              501,670                -
        General and administrative                  147,245          128,711
              Total expenses                      2,848,339        1,151,965

    NET INVESTMENT INCOME                         2,501,950        2,848,440

    REALIZED AND UNREALIZED GAIN (LOSS) ON
     INVESTMENTS:

        Net unrealized depreciation on
         investments                             (1,671,594)        (219,927)
        Unrealized depreciation on
         derivative                                 (79,616)               -
              Net loss on investments            (1,751,210)        (219,927)

    NET INCREASE IN STOCKHOLDERS' EQUITY
     RESULTING FROM OPERATIONS                  $   750,740      $ 2,628,513

    NET INCREASE IN STOCKHOLDERS' EQUITY
     RESULTING FROM OPERATIONS PER COMMON
     SHARE:
              Basic                             $      0.07      $      0.26
              Diluted                           $      0.07      $      0.26

    WEIGHTED AVERAGE SHARES OF COMMON
     STOCK OUTSTANDING:
              Basic                              10,130,635       10,072,677
              Diluted                            10,397,151       10,270,403

    FINANCIAL HIGHLIGHTS
    (UNAUDITED)
                                                 Year Ended       Year Ended
                                                September 30,    September 30,
                                                    2004             2003

    Per Share Data (1)
      Net asset value at beginning of
       period                                  $      12.97     $      12.97
      Income from investment operations:
        Net investment income (4)                      1.32             1.12
        Realized gain on sale of
         investment (4)                                   -                -
        Net unrealized gain/(loss) on
         investments (4)                              (0.25)           (0.02)
        Net unrealized (loss) on
         derivatives (4)                              (0.02)               -
      Total from investment operations                 1.05             1.10
      Less distributions:
        Distributions from net investment
         income                                       (1.28)           (1.10)
        Tax return of capital distribution            (0.09)               -
      Total distributions                             (1.37)           (1.10)
      Issuance of common stock under shelf
       offering                                        0.99                -
      Issuance of common stock under stock
       option plan                                     0.01                -
      Offering costs and underwriting discount        (0.16)               -
      Repayment of principal on notes
       receivable                                      0.01                -
      Net asset value at end of period         $      13.50     $      12.97

      Per share market value at beginning
       of period                               $      19.45     $      16.88
      Per share market value at end of
       period                                         22.71            19.45
      Total Return (2)(3)                            24.40%           21.74%
      Shares outstanding at end of period        11,278,510       10,081,844

      Ratios/Supplemental Data
      Net assets at end of period              $152,226,655     $130,802,382
      Average net assets                       $130,385,129     $132,196,505
      Ratio of expenses to average net
       assets                                         5.45%            2.92%
      Ratio of net investment income to
       average net assets                            10.20%            8.38%

    (1) Basic per share data.

    (2) For the fiscal year ended September 30, 2004, the total return equals the increase of the ending market value over the beginning market value plus monthly dividends divided by the monthly beginning market value assuming monthly dividend reinvestment. For the fiscal year ended September 30, 2004, total return equals the increase of the ending market value over the beginning market value, plus distributions, divided by the beginning market value assuming quarterly dividend reinvestment.

    (3) Amounts were not annualized.

    (4) Weighted average per share data was used.

    FINANCIAL HIGHLIGHTS
    (UNAUDITED)
                                               Three Months     Three Months
                                                  Ended            Ended
                                               September 30,    September 30,
                                                   2004             2003

    Per Share Data (1)
      Net asset value at beginning
       of period                             $      12.91      $      13.04
      Income from investment operations:
        Net investment income (4)                    0.25              0.28
        Realized gain on sale of
         investment (4)                                 -                 -
        Net unrealized gain/(loss) on
         investments (4)                            (0.17)            (0.02)
        Net unrealized (loss) on
         derivatives (4)                            (0.01)                -
      Total from investment operations               0.07              0.26
      Less distributions:
        Distributions from net investment
         income                                     (0.24)            (0.33)
        Tax return of capital distribution          (0.12)                -
      Total distributions                           (0.36)            (0.33)
      Issuance of common stock under shelf
       offering                                      1.04                 -
      Issuance of common stock under
       stock option plan                                -                 -
      Offering costs and underwriting
       discount                                     (0.16)                -
      Repayment of principal on notes
       receivable                                       -                 -
      Net asset value at end of period       $      13.50      $      12.97

      Per share market value at beginning
       of period                             $      20.15      $      16.88
      Per share market value at end of
       period                                       22.71             19.45
      Total Return (2)(3)                          14.54%            21.74%
      Shares outstanding at end of period      11,278,510        10,081,844

      Ratios/Supplemental Data
      Net assets at end of period            $152,226,655      $130,802,382
      Average net assets                     $136,731,528      $132,196,505
      Ratio of expenses to average net
       assets-annualized                            8.33%             2.92%
      Ratio of net investment income to
       average net assets-annualized                7.32%             8.38%

    (1) Basic per share data.

    (2) For the fiscal year ended September 30, 2004, the total return equals the increase of the ending market value over the beginning market value plus monthly dividends divided by the monthly beginning market value assuming monthly dividend reinvestment. For the fiscal year ended September 30, 2004, total return equals the increase of the ending market value over the beginning market value, plus distributions, divided by the beginning market value assuming quarterly dividend reinvestment.

    (3) Amounts were not annualized.

    (4) Weighted average per share data was used.

SOURCE  Gladstone Capital Corp.
    -0-                             12/14/2004
    /CONTACT: Harry Brill, CFO, or Skye Breeden, Director of Shareholders Relations, of Gladstone Capital Corp., +1-703-286-7000/
    /First Call Analyst: /
    /FCMN Contact: skye.breeden@gladstonecapital.com /
    /Web site:  http://www.gladstonecapital.com /
    (GLAD)

CO:  Gladstone Capital Corp.
ST:  Virginia
IN:  FIN
SU:  ERN CCA